EXHIBIT 24.1
POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that the undersigned director of Retail Ventures, Inc., an Ohio corporation (the “Company”), which is about to file with the Securities and Exchange Commission, Washington, D.C., under the provisions of the Securities Act of 1933, as amended, a Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement on Form S-8 (Registration No. 333-124267) relating to the Company’s Employee Stock Purchase Plan, hereby constitutes and appoints Julia A. Davis, James A. McGrady and Heywood Wilansky, and each of them, as the undersigned’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign such Amendment and any and all additional post-effective amendments, and to file the same, with all exhibits thereto, and other documents and instruments in connection therewith, with the Securities and Exchange Commission and the New York Stock Exchange, granting unto each of said attorneys-in-fact and agents, and substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all things that each of said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     IN WITNESS WHEREOF, I have hereunto set my hand effective as of the 23rd day of December, 2005.

Signature	Title

/s/ Lawrence J. Ring	Director

Lawrence J. Ring